Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of US$0.000025 per share, of Zhengye Biotechnology Holding Limited, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 21, 2025.

Securingium Holding Limited

/s/ Zhenfa Han
Name: Zhenfa Han
Title: Director

TSet Holding Limited

/s/ Zhenfa Han
Name: Zhenfa Han
Title: Director

Trident Trust Company (HK) Limited

/s/ Markus Grossmann
Name: Markus Grossmann
Title: Director

Jiahe Developments Limited

/s/ Zhenfa Han
Name: Zhenfa Han
Title: Director

Vanguards Skyline Holdings Limited

/s/ Zhenfa Han
Name: Zhenfa Han
Title: Director

Changchun Feier Investment Center

/s/ Zhenfa Han
Name: Zhenfa Han
Title: Director

VVAX Holdings Limited

/s/ Zhenfa Han
Name: Zhenfa Han
Title: Director

Jilin Zhengye Group Co., Ltd.

/s/ Zhenfa Han
Name: Zhenfa Han
Title: Director

/s/ Zhenfa Han
Name: Zhenfa Han